                                   EXHIBIT C

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements, and in the Prospectuses constituting parts thereof, on Form S-3 (No. 33-8111) and Forms S-8 (Nos. 33-31530, 33-17963, 2-79437 and 2-47905) of The
Goodyear Tire & Rubber Company of our report dated February 8, 1995 appearing on page 30 of this Form 10-K.

PRICE WATERHOUSE LLP

Cleveland, Ohio
March 27, 1995

                                      X-C-1